Exhibit 1

                           RIGHTS EXERCISE AGREEMENT


               THIS RIGHTS EXERCISE AGREEMENT (this "Agreement") is made and entered into as of _______ __, 1995, by and between Mercom, Inc., a Delaware corporation (the "Company"), and C-TEC Corporation, a Pennsylvania corporation ("C-TEC Corporation").

                                   RECITALS:

               A. The Company anticipates issuing to the holders of record of its issued and outstanding shares of Common Stock, par value $1.00 per share ("Common Stock"), non-transferable subscription rights (the "Rights") to subscribe for and purchase an aggregate of 2,393,530 additional shares of
Common Stock for a price of $[      ] per share (the "Subscription Price")
(such transaction being herein referred to as the "Rights Offering").

               B. C-TEC Properties, Inc., a Delaware corporation and a wholly owned subsidiary of C-TEC Corporation (together with C-TEC Corporation, "C-TEC"), will receive 1,044,194 Rights (the "C-TEC Rights") in respect of the shares of Common Stock currently owned by it.

                In consideration of the mutual promises contained herein, the parties agree as follows:

1.       Rights Offering; Registration of the Common Stock

               A registration statement on Form S-3 (the "Registration Statement") with respect to the proposed Rights Offering has been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and has been declared effective by the Commission. All expenses relating to the Registration Statement have been borne by the Company. The shares of Common Stock to be issued and sold pursuant to the Rights Offering (the "Underlying Shares") have been registered pursuant to the Registration Statement. A copy of the final Prospectus which is contained in the Registration Statement (the "Prospectus") has been furnished to C-TEC. The Company represents and warrants that (i) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading Capitalized terms used herein without definition shall have the meanings ascribed to them in the Prospectus.

2.       Exercise of Rights

               Subject to the terms and conditions herein set forth, C-TEC hereby agrees (a) to properly exercise the Basic Subscription Privilege in respect of the all of the C-TEC Rights on or before the Expiration Date and
(b) to properly exercise the Oversubscription Privilege for all other Underlying Shares on or before the Expiration Date.

3.       Payment for Underlying Shares

               The Company hereby agrees to waive payment for all Underlying Shares subscribed for by C-TEC pursuant to the Oversubscription Privilege in excess of 25,000 until after the Expiration Date and after all prorations and adjustments contemplated by the Rights Offering have been effected.

4.       Exercise Conditions

               The obligation of C-TEC to perform its obligations under each subsection of Section 2 shall in each case be subject to the satisfaction of the following conditions on the Expiration Date:

               (a) No stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

               (b) Since the date of this Agreement (i) there shall not have been a decline of 10 percent or more in the NASDAQ Composite Index as reported in the Wall Street Journal; (ii) there shall not have occurred any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or the NASDAQ National Market; (iii) there shall not have been instituted or be pending any action or proceeding before any court or governmental, administrative or regulatory authority challenging or seeking to make illegal, materially delay or make materially more costly the Rights Offering or the transactions contemplated hereby; (iv) there shall not have occurred any change, condition, event or development that has had, in C-TEC's judgment, a material adverse affect on the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of the Company and its subsidiaries taken as a whole; and (v) there shall not have occurred any material adverse change in the financial markets in the United States, or the commencement of war or armed hostilities or other national calamity directly involving the United States; and

               (c) The representations and warranties of the Company set forth in Section 1 shall be true and correct as of the Expiration Date:

5.       Termination

               Either of the parties hereto may terminate this Agreement if the transactions contemplated hereby are not consummated by [30 days after original Expiration Date].

6.       Choice of Law

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware governing contracts made and to be performed in such State.

7.       Execution in Counterparts

               This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

8.       Entire Agreement

               Except for the Subscription Certificates which C-TEC shall execute and deliver to the Subscription Agent pursuant to this Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. Any amendment hereto must be in writing, signed by each party.

                                    MERCOM, INC.


                                    By:
                                       ----------------------------
                                        Name:
                                        Title:

                                    C-TEC CORPORATION


                                    By:
                                       ----------------------------
                                        Name:
                                        Title: